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                            INDEPENDENT AUDITOR'S CONSENT



The Board of Directors
Fortis Fiduciary Fund, Inc.
Fortis Equity Portfolios, Inc.:


We consent to the incorporation by reference in the registration statement on Form N-14 (the "Registration Statement") of Fortis Equity Portfolios, Inc. of our report dated October 10, 1997 relating to the financial statements and financial highlights of Fortis Fiduciary Fund, Inc. and Fortis Capital Fund (a fund within Fortis Equity Portfolios, Inc.) and the references to our Firm under the heading "FINANCIAL STATEMENTS AND EXPERTS".




                                   /s/ KPMG Peat Marwick LLP


Minneapolis, Minnesota
August 14, 1998